12th AMENDMENT

TO

ADVISORY AGREEMENT

AMONG

STRATEGIC REALTY TRUST, INC.

STRATEGIC REALTY OPERATING PARTNERSHIP, LP,

AND

SRT ADVISOR, LLC

THIS 12th AMENDMENT TO THE ADVISORY AGREEMENT ("AMENDMENT"), effective as of August 9, 2024 (the "Effective Date") is entered into by and among Strategic Realty Trust Inc., a Maryland corporation (the "Company"), Strategic Realty Operating Partnership, LP, a Delaware limited partnership (the "Operating Partnership"), and SRT Advisor, LLC, a Delaware limited liability company (the "Advisor"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

WITNESSETH

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Advisory Agreement dated as of August 10, 2013, which was amended by that certain First Amendment to Advisory Agreement dated as of July 15, 2014, that Second Amendment to Advisory Agreement dated as of August 3, 2015, that Third Amendment to Advisory Agreement dated as of July 19, 2016, that Fourth Amendment to Advisory Agreement dated as of July 25, 2017, that Fifth Amendment to Advisory Agreement dated as of July 19, 2018, that Sixth Amendment to Advisory Agreement dated as of August 2nd, 2018, that Seventh Amendment to Advisory Agreement dated as of August 1, 2019, that Eighth Amendment to Advisory Agreement dated July 30, 2020, that Ninth Amendment to Advisory Agreement dated as of August 5, 2021, that Tenth Amendment to Advisory Agreement effective as of August 9, 2022, that 11th Amendment to Advisory Agreement effective as of August 9, 2023 (as amended by this 12th Amendment the "Advisory Agreement") which by its current terms expires on August 9, 2024;

WHEREAS, the Company, the Operating Partnership and the Advisor desire to amend the Advisory Agreement to (i) reflect an adjustment to the Asset Management Fee to be paid during the twelve-month period commencing August 2024 through July 2025, and (ii) provide that the agreement will terminate automatically upon payment of a final liquidating distribution to the stockholders of the Company; and

WHEREAS, the parties hereto desire to renew the Advisory Agreement effective as of August 9, 2024 for an additional twelve months from August 10, 2024, on the terms and conditions set forth below during the renewal period.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Advisory Agreement is hereby amended as follows:

1. Amendment of Section 9(e): Section 9(e) of the Advisory Agreement shall be deleted in its entirety and replaced as follows:

   > The Advisor shall receive the Asset Management fee as compensation for services rendered in connection with the management of the Company's assets. During the twelve-month period commencing August 2024 and ending July 2025, the Asset Management Fee shall be equal to a monthly fee of one-twelfth ($1/12^{th}$) of $250,000. The Asset Management fee shall be payable in arrears on the first business day of each month.

2. Amendment of Section 17: Section 17 of the Advisory Agreement shall be deleted in its entirety and replaced as follows:

   > This Agreement shall terminate August 9, 2025, subject to an unlimited number of successive twelve-month renewals upon mutual consent of the parties. However, notwithstanding anything in this Agreement to the contrary, upon the payment by the Company to its stockholders of the final liquidating distribution pursuant to the Company's complete plan of liquidation and dissolution, this Agreement shall terminate automatically without further action by or on behalf of the Company or the Advisor. It is the duty of the Independent Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than twelve (12) months.

3. Fees Through Liquidation: It is the expectation of the parties that the fees charged by the Advisor would remain consistent with the terms of this Amendment for future renewals, through the liquidation of the Company.

4. Except as specifically set forth above, the Advisory Agreement shall remain unmodified, and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of August __, 2024.

Strategic Realty Trust, Inc.

By: ______________________

Domenic Lanni, President

Strategic Realty Operating Partnership, L.P.

By: Strategic Realty Trust, Inc.

Its General Partner

By: ______________________

Domenic Lanni, President

SRT Advisor, LLC

By: ______________________

Its: Officer